PRESS RELEASE

             OCEAN SHORE HOLDING CO. REPORTS THIRD QUARTER EARNINGS

         Ocean City, New Jersey - October 26, 2006 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income of $1,169,000, or $.14 per basic and diluted share, for the quarter ended September 30, 2006, as compared to $778,000, or $.09 per basic and diluted share for the third quarter of 2005. Net income for the nine months ended September 30, 2006 was $2,572,000, or $.31 per share basic and $.30 per share diluted, as compared to $2,311,000, or $.27 per basic and diluted share, for the same period in 2005. The increase in net income over the prior periods was primarily due to a change in tax policy that decreased the provision for income taxes in the third quarter.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of seven full-service banking offices in eastern New Jersey.

NET INTEREST INCOME REMAINS STEADY OVER PRIOR YEAR

          Net interest income was essentially unchanged at $3.9 million for the third quarter of 2006 compared to the same quarter of 2005. Interest income grew 13.0% over the prior year as a result of growth in interest earning assets and an increase in the average yield on both loans and investments. However, growth in interest expense, driven primarily by higher rates paid on deposits and a larger average balance of borrowings, offset the increase in interest income. For the quarter, the Company's interest rate spread was 2.55% compared to 2.59% for the prior quarter and 2.76% for the same quarter last year.

         For the first nine months of 2006, net interest income increased 1.2% to $11.5 million compared to $11.3 million the prior year. The growth in net interest income was the result of an increase in average interest-earning assets that was partially offset by a reduction in the interest rate spread to 2.59% from 2.74%.


TOTAL ASSETS AND DEPOSITS GROW

         Total assets grew $18.8 million, or 3.5%, to $562.7 million at September 30, 2006 from December 31, 2005. Loans receivable grew $21.7 million, or 5.3%, to $433.7 million on steady loan activity. Increases of $24.8 million in real estate mortgage loans and $6.0 million in consumer loans were partially offset by decreases in commercial loans of $1.5 million and real estate construction of $7.5 million. Investments and mortgage-backed securities declined $21.2 million or 22.5% during the first nine months of 2006 to $73.0 million due to normal maturities and repayments of principal. Cash and cash equivalents increased $17.5 million, or 130.9%, to

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$30.9 million due to an increase in Overnight Federal Funds of $15.0 million and an increase of $2.5 million in balances due from other banks.

         Deposits grew $10.0 million, or 2.4%, to $426.9 million at September 30, 2006 from December 31, 2005. The Company continued its focus on non-interest-bearing deposits, which increased 1.85% to $34.8 million. FHLB advances increased $17.0 million, or 63.0%, to $44.0 million while other borrowings decreased $10.3 million, or 55.6%, to $8.2 million at September 30, 2006 from December 31, 2005.

ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent. Non-performing assets totaled $248,000 at September 30, 2006. Net charge-offs were $4,000 in the first nine months of 2006, compared to $6,000 in the same period last year. The allowance for loan losses was 0.46% of total loans at September 30, 2006 compared to 0.42% at December 31, 2005 and 0.41% of total loans at September 30, 2005.

OTHER EXPENSES INCREASE

         Other expenses increased $36,000, or 1.1%, to $3.22 million for the third quarter of 2006 compared to $3.18 million for the same quarter in 2005 and increased $442,000, or 4.9%, to $9.5 million for the first nine months of 2006 compared to $9.1 million for the same period in 2005. Salaries and benefits expense increased $111,000 for the third quarter and $401,000 for the first nine months of 2006 over the prior year as share-based compensation costs increased $98,000 for the third quarter and $449,000 for the first nine months of 2006 compared to the same periods in 2005. Occupancy expense increased $28,000 for the quarter and $184,000 year to date over the prior year mostly from costs associated with the opening of a new branch in September of 2005.

INCOME TAXES DECREASE

         Income tax expense was $5,000 for the third quarter of 2006 compared to $506,000 for the same period in 2005. During the quarter, the Company changed its policy regarding the tax treatment on bank owned life insurance. As a result, the Company reversed a $600,000 deferred tax liability that it had previously established to reflect the estimated tax amount that would be incurred upon the termination of such policies. Partially offsetting the change in tax policy was a $100,000 tax valuation allowance relating to the deferred tax asset established in connection with the Company's contribution to the charitable foundation established in connection with its public offering. The Company determined that based on its assessment of future taxable income and expectations of charitable contributions it is probable that the tax benefit of the contribution may not be fully realized. Income taxes decreased $580,000 for the first nine months of 2006 compared to 2005 for the reasons stated above as well as lower taxable income.


         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

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         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

SELECTED FINANCIAL CONDITION DATA (UNAUDITED)

                                                      -------------------------------------
                                                            AS OF              AS OF            % CHANGE
                                                          9-30-2006          12-31-2005
                                                      ------------------  ----------------- ------------------
                                                             (DOLLARS IN THOUSANDS)
Total assets.......................................       $562,655            $543,846             3.5
Cash and cash equivalents..........................         30,938              13,400           130.9
Investment securities..............................         36,664              51,578           -28.9
Mortgage-backed securities ........................         36,320              42,612           -14.8
Loans receivable, net..............................        433,698             412,005             5.3
Deposits.                                                  426,898             416,914             2.4
FHLB advances......................................         44,000              27,000            63.0
Subordinated debt..................................         15,464              15,464             0.0
Other borrowings...................................          8,190              18,460           -55.6
Stockholder's equity...............................         62,088              60,568             2.5


SELECTED OPERATIONS DATA (UNAUDITED)


                                        THREE MONTHS ENDED                           NINE MONTHS ENDED
                                          SEPTEMBER 30,                                SEPTEMBER 30,
                                   -----------------------------                -----------------------------
                                       2006            2005         % CHANGE         2006           2005         % CHANGE
                                   --------------  -------------  ------------- --------------- ------------- ---------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Interest and dividend income....      $7,635          $6,757         13.0         $22,133         $19,259         14.9
Interest expense ...............       3,758           2,836         32.5          10,671           7,933         34.5
                                    --------       ---------                    ---------        --------
     Net interest income........       3,877           3,921         -1.1          11,462          11,326          1.2

Provision for loan losses.......          75              75          0.0             225             225          0.0
                                    --------       ---------                    ---------        --------

Net interest income after
   provision for loan losses....       3,802           3,846         -1.2          11,237          11,101          1.2

Other income....................         591             621         -4.8           1,746           1,761         -0.9
Other expense...................       3,219           3,183          1.1           9,503           9,061          4.9
                                    --------       ---------                    ---------        --------

Income before taxes.............       1,174           1,284         -8.6           3,480           3,801         -8.4
Provision for income taxes......           5             506        -99.0             908           1,490        -39.1
                                    ---------      ---------                    ---------        --------

     Net Income.................      $1,169           $ 778         50.2          $2,572          $2,311         11.3
                                    ========       =========                     ========        ========

Earnings per share basic               $0.14           $0.09                        $0.31           $0.27
Earnings per share diluted             $0.14           $0.09                        $0.30           $0.27

Average shares outstanding:
Basic                              8,255,269       8,437,655                    8,280,798       8,444,395
Diluted                            8,393,456       8,456,455                    8,444,622       8,450,731


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

                                                       THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                       SEPTEMBER 30, 2006                  SEPTEMBER 30, 2005
                                                ---------------------------------    --------------------------------
                                                   AVERAGE          YIELD/COST          AVERAGE         YIELD/COST
                                                   BALANCE                              BALANCE
                                                ---------------------------------------------------------------------
                                                                       (DOLLARS IN THOUSANDS)
Loans                                             $430,728           6.00%            $385,064             5.70%
Investment securities                               77,097           5.12%             107,154             4.25%
Other interest-earning assets                       14,000           5.22%              14,680             3.48%
Interest-bearing deposits                          388,536           2.93%             389,605             2.16%
Total borrowings                                    67,316           5.44%              51,272             5.71%

Interest rate spread                                                 2.55%                                 2.76%
Net interest margin                                                  2.97%                                 3.09%


                                                       NINE MONTHS ENDED                    NINE MONTHS ENDED
                                                       SEPTEMBER 30, 2006                  SEPTEMBER 30, 2005
                                                ---------------------------------    --------------------------------
                                                   AVERAGE          YIELD/COST          AVERAGE         YIELD/COST
                                                   BALANCE                              BALANCE
                                                ---------------------------------------------------------------------
                                                                       (DOLLARS IN THOUSANDS)
Loans                                             $422,574           5.92%            $362,511             5.62%
Investment securities                               82,915           4.90%             112,240             4.18%
Other interest-earning assets                        9,155           4.95%              21,246             2.85%
Interest-bearing deposits                          386,724           2.75%             384,367             2.01%
Total borrowings                                    66,461           5.41%              50,023             5.70%

Interest rate spread                                                 2.59%                                 2.74%
Net interest margin                                                  2.97%                                 3.04%

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ASSET QUALITY DATA (UNAUDITED)

                                                            -----------------------------------
                                                                NINE MONTHS
                                                                   ENDED           YEAR ENDED
                                                               SEPTEMBER 30,      DECEMBER 31,
                                                                   2006              2005
                                                            -----------------------------------
Allowance for Loan Losses:                                         (DOLLARS IN THOUSANDS)
Allowance at beginning of period.....................             $ 1,753           $ 1,466
Provision for loan losses............................                 225               300
Recoveries...........................................                   5                 5
Charge-offs..........................................                   9                18
                                                                  -------           -------

Net charge-offs......................................                   4                13
                                                                  -------           -------

Allowance at end of period...........................             $ 1,974           $ 1,753
                                                                  =======           =======
Allowance for loan losses as a percent of total loans                0.46%             0.42%
Allowance for loan losses as a percent of nonperforming
 loans................................................                 N/M               N/M

                                                                   AS OF             AS OF
                                                                 9-30-2006         12-31-2005
                                                            -----------------------------------
 Nonperforming Assets:                                              (DOLLARS IN THOUSANDS)
 Nonaccrual loans:
    Mortgage loans....................................            $    248          $    91
    Commercial business loans.........................                   0                0
    Consumer loans....................................                   0                7
                                                                  --------          -------
         Total........................................                 248               98

 Real estate owned....................................                   0                0
 Other nonperforming assets...........................                   0                0
                                                                  --------          -------
 Total nonperforming assets...........................                $248          $    98
                                                                  ========          =======
 Nonperforming loans as a percent of total loans......               0.06%             0.02%
 Nonperforming assets as a percent of total assets....               0.04%             0.02%

SELECTED FINANCIAL RATIOS (UNAUDITED)

                                                               --------------------------------
                                                                NINE MONTHS
                                                                  ENDED            YEAR ENDED
                                                               --------------------------------
                                                                9-30-2006          12-31-2005
                                                               ----------        --------------
SELECTED PERFORMANCE RATIOS (1):
Return on average assets  ...................................     0.62%                0.57%
Return on average equity  ...................................     5.56%                5.07%
Interest rate spread  .......................................     2.59%                2.73%
Net interest margin  ........................................     2.97%                3.02%
Efficiency ratio ............................................    71.95%               68.79%

(1)  Ratios for the nine-month period are annualized.


Contact:
Ocean Shore Holding Co.
Steven E. Brady, 609-399-0012
Donald F. Morgenweck, 609-399-0012